                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                Current Report

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) - December 11, 1998
     --------------------------------------------------------------------



                               GIANT GROUP, LTD.
     ---------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         DELAWARE                    1-4323               23-0622690
----------------------------   ------------------   ----------------------
(State or other jurisdiction        (Commission        (I.R.S. Employer
     of incorporation)              File Number)      Identification No.)


  9000 Sunset Boulevard, Los Angeles, California             90069
--------------------------------------------------------------------------
    (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code - (310) 273-5678
                                                     --------------


                            Not Applicable
--------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    On December 14, 1998, GIANT GROUP, LTD. (the "Company") filed a Form 8-K to report the acquisition of Periscope Sportswear, Inc. ("Periscope"). The Form 8-K stated that the financial statements of Periscope required to be filed under Items 7(a) and 7(b) thereof were to be filed by amendment as permitted by instruction (4) thereof. The purpose of this amendment is to file the requisite financial statements of Periscope.


(a)       Financial Statements of Business Acquired.

                                                                          Page
                                                                          ----
       Report of Independent Public Accountants........................     4

       Independent Auditors' Report....................................     5

  Consolidated Balance Sheets as of December 31, 1996
          and 1997.....................................................     6

  Consolidated Statements of Operations for the Years
          Ended December 31, 1995, 1996 and 1997.......................     7

  Consolidated Statements of Stockholders' Equity
          (Deficiency) for the Years Ended December 31, 1995,
          1996 and 1997................................................     8

  Consolidated Statements of Cash Flows for the Years
          Ended December 31, 1995, 1996 and 1997.......................     9

       Notes to Consolidated Financial Statements......................    10

  Condensed Consolidated Balance Sheets as of December 31,
          1997 and September 30, 1998 (Unaudited)......................    20

  Condensed Consolidated Statements of Operations for the
          Nine Months ended September 30, 1997 and 1998
          (Unaudited)..................................................    21

  Condensed Consolidated Statements of Cash Flows for the
          Nine Months Ended September 30, 1997 and 1998
          (Unaudited)..................................................    22

       Notes to Condensed Consolidated Financial Statements
          (Unaudited)..................................................    23

(b)       Pro Forma Financial Information

       Pro Forma Condensed Consolidated Financial
    Statements.........................................................    25

  Pro Forma Condensed Consolidated Balance Sheet as of
        September 30, 1998.............................................    26

       Pro Forma Condensed Consolidated Statement of
        Operations for the Year ended December 31, 1997................    27

       Pro Forma Condensed Consolidated Statement of
        Operations for the Nine Months Ended September
        30, 1998.......................................................    28

       Notes to Pro Forma Condensed Consolidated
        Financial Statements...........................................    29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Periscope I Sportswear, Inc.:

    We have audited the accompanying consolidated balance sheet of Periscope I Sportswear, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Periscope I Sportswear, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/  ARTHUR ANDERSEN LLP

New York, New York
June 8, 1998, except
        with respect to certain matters
        discussed in Note 14, as to which
        the date is July 24, 1998

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
       PERISCOPE I SPORTSWEAR, INC.:


    We have audited the accompanying consolidated balance sheet of Periscope I Sportswear, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the two-year period ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express as opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Periscope I Sportswear, Inc. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.


                                        /s/  FRIEDMAN ALPREN & GREEN LLP

New York, New York
March 3, 1997

                 PERISCOPE I SPORTSWEAR, INC. AND SUBISDIARIES
                          CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)                                                                     December 31,
                                                                              ----------------------------------------
                                                                                     1996                 1997
                                                                              ------------------    ------------------
ASSETS
Current assets:
   Cash                                                                           $      103            $      181
   Cash and cash equivalents - restricted                                                 32                   315
   Accounts receivable, less allowance for doubtful accounts
     of $50 as of December 31, 1996 and 1997                                             178                   318
   Loan receivable - officer                                                              47                     -
   Income tax refund receivable                                                          150                    99
   Other receivables                                                                       -                   364
   Inventories                                                                         9,228                10,996
   Advances to officer                                                                     -                   584
   Prepaid income taxes                                                                  390                     -
   Prepaid expenses and other current assets                                             462                   288
                                                                                  ----------            ----------
             Total current assets                                                     10,590                13,145

Property and equipment, at cost, less accumulated
   depreciation and amortization                                                         295                   382
Loan receivable - officer, less current portion                                          873                   906
Deferred financing costs, less accumulated amortization
   of $161 and $418 as of December 31, 1996 and 1997                                   1,125                   868
Security deposits                                                                         93                    82
                                                                                  ----------            ----------
             Total assets                                                         $   12,976            $   15,383
                                                                                  ==========            ==========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
   Current maturities of long-term debt                                           $    1,400            $    1,200
   Due to factor                                                                       3,288                 5,139
   Accounts payable                                                                    6,234                 5,797
   Accrued expenses and other current liabilities                                        297                   565
                                                                                  ----------            ----------
             Total current liabilities                                                11,219                12,701

Long-term debt                                                                        17,600                18,500
                                                                                  ----------            ----------
             Total liabilities                                                        28,819                31,201
                                                                                  ----------            ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
   Common stock, no par value; 30,000,000 shares authorized
     10,019,200 shares issued and 5,059,200 shares outstanding
     as of December 31, 1996 and 1997                                                     40                    40
   Additional paid-in capital                                                         (3,312)               (3,312)
   Accumulated deficit                                                                (1,191)               (1,166)
   Treasury stock (4,960,000 shares), at cost as of
     December 31, 1996 and 1997                                                      (11,380)              (11,380)
                                                                                  ----------            ----------
             Total stockholders' deficiency                                          (15,843)              (15,818)
                                                                                  ----------            ----------

             Total liabilities and stockholders' deficiency                         $ 12,976              $ 15,383
                                                                                  ==========            ==========

The accompanying notes are an integral part of these consolidated financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)
                                                                    For the Years Ended December 31,
                                                                --------------------------------------
                                                                   1995          1996        1997
                                                                ----------     ---------   -----------
NET SALES                                                       $   67,317     $  78,706   $    87,957

COST OF SALES                                                       50,669        62,902        70,610
                                                                ----------     ---------   -----------
  Gross profit                                                      16,648        15,804        17,347
                                                                ----------     ---------   -----------
OPERATING EXPENSES:
  Selling and shipping                                               5,778         7,545         8,546
  General and administrative                                         3,475         6,685         3,973
                                                                ----------     ---------   -----------
                                                                     9,253        14,230        12,519
                                                                ----------     ---------   -----------

  Income from operations                                             7,395         1,574         4,828

FACTORING AND FINANCING
  COSTS                                                              1,047         3,245         4,743
                                                                ----------     ---------   -----------
  Income (loss) before income
    tax provision (benefit)                                          6,348        (1,671)           85

INCOME TAX PROVISION (BENEFIT)                                         253           (15)           60
                                                                ----------     ---------   -----------
  Net income (loss)                                             $    6,095     $  (1,656)  $       25
                                                                ===========    =========   ==========
BASIC AND DILUTED EARNINGS (LOSS)
  PER SHARE                                                     $     0.61     $   (0.24)  $       -
                                                                ==========     =========   ==========
WEIGHTED AVERAGE SHARES
  OUTSTANDING                                                    9,920,000     6,820,000    5,059,200
                                                                ==========     =========   ==========
PRO FORMA NET INCOME DATA
  (Unaudited)
  Income before income tax
    provision as reported                                       $    6,348
  Pro forma income tax provision                                     2,730
                                                                ----------
  Pro forma net income                                          $    3,618
                                                                ==========
  Pro forma basic and diluted
    earnings per share                                          $     0.36
                                                                ==========
  Pro forma weighted average
    shares outstanding                                           9,920,000
                                                                ==========

The accompanying notes are an integral part of these consolidated financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

(Dollars in thousands)

                                                            Retained                                    Total
                          Common Stock        Additional    Earnings           Treasury Stock        Stockholders'
                     ---------------------     Paid-in    (Accumulated     -----------------------      Equity
                        Shares     Amount      Capital      Deficit)       Shares         Amount      (Deficiency)
                     ---------------------    -----------  -----------     --------      ---------    -------------
BALANCE,
 December 31,
 1994                 9,920,000      $40        $    30       $ 5,085             -     $      -         $  5,155
Dividends to
 stockholders                 -        -              -        (5,410)            -            -           (5,410)
Net income                    -        -              -         6,095             -            -            6,095
                     -------------------        -------       -------    ----------    ---------      -----------
BALANCE,
 December 31,
 1995                 9,920,000       40             30         5,770             -            -            5,840
Dividends to
 stockholders                 -        -              -        (9,349)            -            -           (9,349)
Acquisition of
 treasury stock               -        -              -             -    (4,960,000)     (11,380)         (11,380)
Reclassification of
  retained deficit            -        -         (4,044)        4,044             -            -                -
Stockholder
 contribution                 -        -            686             -      (595,200)           -              686
Common stock
 issued in
 connection with
 financing                    -        -              -             -       595,200            -                -
Issuance of
 common stock            99,200        -             16             -             -            -               16
Net loss                      -        -              -        (1,656)            -            -           (1,656)
                     -------------------        -------       -------    ----------    ---------      -----------
BALANCE,
 December 31,
 1996                10,019,200       40         (3,312)       (1,191)   (4,960,000)     (11,380)         (15,843)
Net income                    -        -              -            25             -            -               25
                     -------------------        -------       -------    ----------    ---------      -----------
BALANCE,
 December 31,
 1997                10,019,200      $40        $(3,312)      $(1,166)   (4,960,000)    $(11,380)        $(15,818)
                     ===================        =======       =======    ==========    =========      ===========

The accompanying notes are an integral part of these consolidated financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

                                                                                 For the Years Ended December 31,
                                                                                -----------------------------------
                                                                                  1995         1996           1997
                                                                                --------     --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                             $ 6,095       $(1,656)      $    25
  Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities-
      Depreciation and amortization                                                  59           242           403
      Provision for doubtful accounts                                               102            18           197
      Loss on sale of property and equipment                                          1             -             -
      Interest income earned on restricted cash and cash
         equivalents                                                                 (3)           (2)           (2)
      Issuance of common stock as compensation                                        -            16             -
  Changes in assets and liabilities-
     Accounts receivable                                                           (215)           27          (337)
     Income tax refund receivable                                                     -          (150)           51
     Other receivable                                                                 -             -          (364)
     Inventories                                                                 (2,614)       (4,227)       (1,768)
     Deferred offering costs                                                          -             -           (10)
     Prepaid income taxes                                                            39          (390)          390
     Prepaid expenses and other current assets                                      (19)         (203)          184
     Security deposits                                                                7           (30)           11
     Accounts payable                                                              (351)        2,563          (437)
     Accrued expenses and other current liabilities                                 183          (153)          268
                                                                               --------      --------      --------
              Net cash provided by (used in) operating activities                 3,284        (3,945)       (1,389)
                                                                               --------      --------      --------

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Additions to property and equipment                                            (51)         (205)         (218)
     Proceeds from sale of property and equipment                                     2             -             -
                                                                               --------      --------      --------
             Net cash used in investing activities                                  (49)         (205)         (218)
                                                                               --------      --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds under factoring agreement, net                                      2,228         5,445           851
     Proceeds from long-term debt                                                     -        20,000         2,000
     Principal payments on long-term debt                                             -        (1,000)         (300)
     (Advances to) repayment from officer                                             -           980          (584)
     Deferred financing costs                                                         -          (600)            -
     Acquisition of treasury stock                                                    -       (11,380)            -
     Dividends to stockholders                                                   (5,410)       (9,349)            -
                                                                               --------      --------      --------
             Net cash provided by (used in) financing activities                 (3,182)        4,096         1,967

(INCREASE) DECREASE IN RESTRICTED CASH
     AND CASH EQUIVALENTS                                                             -             -          (282)
                                                                               --------      --------      --------


                     Net (decrease) increase in cash                                 53           (54)           78
CASH, beginning of period                                                           104           157           103
                                                                               --------      --------      --------
CASH, end of period                                                             $   157          $103       $   181
                                                                               ========      ========      ========


The accompanying notes are an integral part of these consolidated financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           (Dollars in thousands, except share and per share amounts)


1.  Nature of Operations

    Periscope I Sportswear, Inc. and Subsidiaries (the "Company") designs and manufactures apparel through contractors. The Company provides an extensive line of high quality women's and children's clothing, in the moderate price category to major retailers, primarily for sale under private labels. The Company operates in a highly competitive industry that is subject to changing consumer demands and customer preferences.

    During May 1996, the Company undertook a leveraged recapitalization whereby the Company borrowed an aggregate of $18,000 (see Note 6). Substantially all the proceeds from these loans were used to repurchase 4,960,000 shares of the Company's common stock owned by a 50% stockholder (see Note 7) and to fund a distribution to the remaining stockholder. In connection with the recapitalization, the remaining majority stockholder sold 1,736,000 shares of the Company's common stock to BancBoston Ventures, Inc. for $2,000, the fair value of such stock. In addition, the remaining majority stockholder also transferred 595,200 shares of the Company's common stock to three individuals as consideration for services provided to the Company in connection with the $18,000 financing discussed above. Accordingly, the Company recorded the fair value of the 595,200 shares transferred and the services provided ($686) as deferred financing costs and as a credit to additional paid-in capital to reflect the contribution made by the majority stockholder (see Note 7). The deferred financing costs are being amortized over the life of the related debt as factor and financing costs in the accompanying consolidated statements of operations.

    In addition, on May 17, 1996, Periscope I Sportswear, Inc. ("Periscope I") transferred 99% of its net assets to Periscope Sportswear, LLC, a limited liability company ("LLC"), and 1% of its net assets to Periscope II
Sportswear, Inc. ("Periscope II"), in a tax-free exchange for a 99% ownership interest in the LLC and all of the common stock of Periscope II. Periscope II then transferred its net assets to the LLC in exchange for a 1% ownership interest. The accompanying consolidated financial statements include the accounts and results of Periscope II and the LLC since their inception (May 17, 1996).


2.  Summary of Significant Accounting Policies

    Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (see Note 1). All significant intercompany accounts and transactions have been eliminated.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Inventories

    Inventories are stated at the lower of cost (first-in, first-out) or market.

    Property and Equipment

    Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over their lease terms or the estimated useful lives of the assets, whichever is shorter. Maintenance and repairs are charged against results of operations as incurred.

The estimated useful lives of the Company's property and equipment are as follows:

    Machinery and equipment................... 5-7 years

    Furniture and fixtures.................... 7 years

    Automobiles............................... 5 years

    Computer equipment and software........... 3-5 years

    Leasehold improvements.................... Life of the lease


    Long-Lived Assets

    The Company reviews its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The measurement of impairment losses to be recognized is based on the difference between the fair values and the carrying amounts of the assets. Impairment would be recognized in operating results if a diminution in value occurred. The Company does not believe that any such changes have occurred.

    Deferred Financing Costs

    The costs incurred for obtaining financing, including all related legal and accounting fees, are recorded in the accompanying consolidated balance sheets as deferred financing costs. Deferred financing costs are being amortized over the life of the related debt (5 years).

    Fair Value of Financial Instruments

    Due to the short maturities of the Company's cash, receivables and payables, the carrying values of these financial instruments approximates their fair values. The fair value of the Company's debt is estimated based on the current rates offered to the Company for debt with similar remaining maturities. The Company believes that the carrying value of its debt estimates the fair value of such debt instruments.

    Transactions with International Suppliers

    All transactions with international suppliers currently are denominated in U.S. dollars and are not subject to exchange rate fluctuations.

    Revenue Recognition

    The Company recognizes revenues upon shipment of merchandise to its customers, which policy has been followed consistently in the accompanying consolidated financial statements. In previously issued financial statements for the period May 17, 1996 to December 31, 1996, revenue for private label/special orders was accounted for upon completion of production and segregation of such goods for delivery. In connection with the Company's planned initial offering of its equity securities to the public, the Company revised its recognition policy to record revenue for all merchandise when shipped as the preferable method for all sales and the results of operations for the year ended December 31, 1996 have been restated accordingly.

    Income Taxes

    Periscope I and Periscope II file Federal income tax returns. The LLC is not a taxpaying entity for Federal, New York state or New Jersey state income tax purposes and, accordingly, no provisions are made for such taxes. Periscope I and Periscope II's allocable shares of taxable income or loss from the LLC are reportable on their income tax returns.

    Prior to May 17, 1996, Periscope I had elected S Corporation status for Federal, New York state and New Jersey state income tax purposes. Under these elections, Periscope I's taxable income or loss was reportable by its stockholders on their individual income tax returns, and Periscope I made no provision for Federal income taxes. Reflected on the consolidated statement of operations for the year ended December 31, 1995 is a pro forma calculation of the provision for income taxes as if the Company had been a C Corporation for Federal and state income tax purposes. The formation of Periscope II as a wholly owned subsidiary required Periscope I to terminate its S Corporation status and to be taxed as a C Corporation.

    The Company accounts for income taxes utilizing the liability approach. Deferred income taxes are provided for differences in the recognition of assets and liabilities for tax and financial reporting purposes. Temporary differences result primarily from various accruals and reserves being deductible for tax purposes in future periods.

    Earnings (Loss) Per Share

    The Company has implemented Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which establishes standards for the method of computation, presentation and disclosure for earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS previously found in APB Opinion No. 15, "Earnings Per Share," and makes them comparable to international EPS standards. It requires the presentation of two EPS amounts, basic and diluted, on the face of the income statement for all entities with complex capital structures and the restatement of all prior period EPS calculations presented. Previously reported EPS amounts were not affected by the adoption of this new standard. Basic earnings per share represents net income
(loss) divided by the weighted average shares outstanding. Diluted earnings per share represents net income (loss) divided by the weighted average shares outstanding adjusted for the incremental dilution of common stock equivalents. There were no differences between basic and diluted EPS for 1995, 1996 and 1997.

    Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 131 ("SFAS 131"),
"Disclosures About Segments of an Enterprise and Related Information," introduces a new model for segment reporting, called the "management approach." The management approach is based on the way that management organizes segments within a company for making operating decisions and assessing performance. Reportable segments can be based on products and services, geography, legal structure, management structure--any manner in which management disaggregates a company. The management approach replaces the notion of industry and geographic segments in current accounting standards. SFAS 131 is effective for fiscal years beginning after December 15, 1997. However, SFAS 131 need not be applied to interim statements in the initial year of application. SFAS 131 requires restatement of all prior period information reported. The Company intends to adopt this standard when required and is in the process of determining the effect of SFAS 131 on the Company's financial statement disclosures.

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The statement is intended to eliminate the diversity in practice in accounting for internal-use software costs and improve financial reporting. The statement is effective for fiscal years beginning after December 15, 1998. The Company is in the process of determining the effect of this statement on the Company's consolidated financial position and results of operations.

    Reclassifications

    Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the current year presentation.

3.  Inventories

    Inventories consist of the following:


                                                                       December 31,
                                                            --------------------------------------
                                                                 1996                    1997
                                                            --------------          --------------
    Raw materials.....................................             $4,628               $ 4,406
    Work-in-process...................................              1,969                 2,038
    Finished goods....................................              2,631                 4,552
                                                                   ------               -------
    Total inventories.................................             $9,228               $10,996
                                                                   ======               =======

4.  Property and Equipment

    Property and equipment consist of the following:

                                                                        December 31,
                                                             --------------------------------------
                                                                  1996                    1997
                                                             --------------          --------------
    Machinery and equipment...........................               $ 77                 $ 117
    Furniture and fixtures............................                 67                    85
    Automobiles.......................................                 10                    13
    Computer equipment and software...................                114                   269
    Leasehold improvements............................                 84                    87
                                                                     ----                 -----
                                                                      352                   571
    Less--Accumulated depreciation and amortization...                (57)                 (189)
                                                                     ----                 -----
                                                                     $295                 $ 382
                                                                     ----                 -----

5.  Factoring and Financing Arrangements

    Substantially all of the Company's accounts receivable are factored on a nonrecourse basis. Borrowings are subject to a monthly processing charge equal to 0.7% on gross sales up to $25 million, 0.65% on gross sales between $25 million and $75 million and 0.6% of gross sales over $75 million. Interest on advances made by the factor is charged at .5% over prime (9% at December 31, 1997) and the factoring agreement is collateralized by the Company's receivables and inventory. The agreement expires on May 31, 2000 and may be terminated at the option of the factor with 60 days written notice. The factor also guarantees the Company's letters of credit. The uncollected balance of receivables held by the factor as of December 31, 1996 and 1997 was approximately $11.2 million and $17.5 million, respectively. Total charges, including interest expense, factoring fees and commissions, were $1,047, $2,056, $2,765, for the years ended December 31, 1995, 1996 and 1997, respectively. The weighted average interest rate was 8.79% and 8.94% at December 31, 1996 and 1997, respectively. Such charges are included in factoring and financing costs in the accompanying consolidated financial statements.

6.  Debt

    Long-term debt consists of the following:

                                                                              December 31,
                                                                        ------------------------
                                                                           1996          1997
                                                                        ---------     ----------
    BankBoston, N.A. term note payable--$15 million term
    loan borrowed on May 17, 1996. The term note bears
    interest at the greater of the lender's base rate or
    the federal funds effective rate plus 1.25% (9.75% at
    December 31, 1997). The term note is payable in
    quarterly principal installments of $100 through
    December 31, 1998. Quarterly principal payments
    increase to $500 through March 2001 with a final payment
    of $8,700 due in May 2001. (a).................................       $14,000       $13,700

    Term note payable--$2 million term loan borrowed on
    November 20, 1996. The term note bears interest at prime
    plus 1% (9.5% at December 31, 1997). The term note is
    payable in quarterly principal payments of $250 through
    November 1, 1998...............................................         2,000         1,000

    BancBoston Ventures, Inc., ("BBV") subordinated note
    payable--$3 million note payable due to a stockholder
    of the Company. The note payable bears interest at 7%
    per annum and is due on May 15, 2001. The note pay-
    able is subordinated to the Company's term notes pay-
    able. (a)......................................................         3,000         3,000

    Subordinated note payable--note payable due to a stock-
    holder of the Company. The note payable bears interest
    at prime plus 0.5% (9% at December 31, 1997), is
    subordinated through April 1, 1998 and is due on January 1,
    2000...........................................................           --          2,000
                                                                          -------       -------
                                                                           19,000        19,700
    Less--Current maturities of long-term debt.....................        (1,400)       (1,200)
                                                                          -------       -------
    Long-term debt.................................................       $17,600       $18,500
                                                                          =======       =======



    (a) During July 1998, the term note payable was amended to defer quarterly payments due from September 1998 through June 1999 until July 1999. These payments total $1,300 and have been reflected in the accompanying consolidated financial statements at December 31, 1997 as long-term. In addition, the $15 million term note payable and the $3 million subordinated note payable agreements were also amended in June 1998 to require the prepayment of such notes if the Company successfully completes an equity offering with net proceeds of no less than $19.0 million. In consideration of the prepayment of the $3.0 million Subordinated Note, BBV agreed that upon such prepayment it will contribute 569,200 shares of Common Stock to the capital of the Company.

    Under the provisions of the term notes, the Company is required to maintain certain financial ratios and comply with other financial conditions. The term notes also prohibit the Company from incurring certain additional indebtedness, limit certain investments, advances or loans and restrict substantial asset sales. At December 31, 1996 and 1997, the Company was not in compliance with certain financial ratio covenants relating to dilution and minimum earnings before interest, income taxes, depreciation and amortization ratios, as defined. The Company obtained waivers related to the noncompliance through July 1999.

    The aggregate principal maturities of debt as of December 31, 1997 are as follows:

    1998................   $ 1,200
    1999................     2,300
    2000................     2,000
    2001................    14,200
                           -------
                           $19,700
                           =======

7.  Stockholders' Equity (Deficiency)

    Recapitalization

    In connection with the recapitalization in May 1996 (see Note 1), the Company repurchased 4,960,000 shares of common stock from a former stockholder for $11,380. Such shares are included in treasury stock in the accompanying consolidated financial statements. In addition, the majority stockholder also transferred 595,200 shares of the Company's common stock to three individuals as compensation for services provided to the Company in connection with the $18,000 financing (see Notes 1 and 6). Accordingly, the Company recorded the fair market value of the 595,200 shares transferred and the services provided ($686) as a credit to additional paid-in capital to reflect the contribution made by the majority stockholder.

    On May 16, 1996, the Company terminated its S Corporation status election and the Company was required under Staff Accounting Bulletin 4B to reclassify its retained deficit at that date in the amount of $4,044 to paid-in capital.

    Incentive Stock Plan

    In November 1996, the Company adopted a Stock Incentive Plan (the "1996 Plan") covering up to 496,000 shares of the Company's Common Stock, pursuant to which officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive stock options, stock appreciation rights, restricted stock and restricted stock units. The selection of participants, grants to receive incentive stock options, stock appreciation rights, restricted stock and restricted stock units, determination of price and other conditions relating to the exercise of options is determined by the Board of Directors. In 1996, 99,200 shares of restricted stock were issued under the 1996 Plan. The accompanying consolidated financial statements include compensation expense recorded in 1996 totaling $16 related to the restricted stock issued. No other grants have been made under the 1996 Plan.

8.  Income Taxes

    Federal and state income tax provision (benefit) are as follows:

                              For The Years Ended
                                  December 31,
                              --------------------
                                1996        1997
                              ----------  --------
    Federal:
      Current............       $(247)      $ 241
      Deferred...........        (309)       (133)
    State and local:
      Current............         (61)        115
      Deferred...........         (82)        (67)
    Valuation allowance..         684         (96)
                                -----       -----
                                $ (15)      $  60
                                =====       =====

    The differences in Federal income taxes provided and the amounts determined by applying the Federal statutory tax rate (34%) to income (loss) before income taxes result from the following:

                                                For The Years Ended
                                                    December 31,
                                                --------------------
                                                   1996      1997
                                                ----------  --------
    Tax at statutory rate.....................    $(568)      $ 29
    Add (deduct) the effect of:
      State income taxes......................      (94)        32
      Nondeductible expenses..................      (37)        95
      Change in valuation allowance...........      684        (96)
                                                  -----       ----
                                                  $ (15)      $ 60
                                                  =====       ====


    During 1995, the Company had elected S Corporation status for Federal, New York and New Jersey State income tax purposes. Accordingly, the provision for income taxes reflected in the accompanying consolidated statements of operations for the year ended December 31, 1995 is substantially lower than the pro forma provision reflecting the income tax provision as if the Company were a C Corporation for Federal and state income tax purposes. The difference in taxes provided in 1995 and the amounts determined by applying the Federal statutory tax rate (34%) is due to the Company's S Corporation election.

The components of deferred income tax assets and liabilities are as follows:

                                                    December 31,
                                                --------------------
                                                  1996        1997
                                                --------     -------
    Current deferred income tax assets:
    Net operating loss carryforward.........     $ 308        $  --
    Reserves and other, net.................       391          588
                                                 -----        -----
      Total deferred income tax asset.......       699          588
      Valuation allowance...................      (684)        (588)
                                                 -----        -----
                                                 $  15        $  --
                                                 =====        =====

    The principal difference between the carryforward available for tax return purposes and financial reporting relates to reserves that have been recognized in the financial statements that will result in future tax-deductible amounts. The Company's policy in evaluating the realizability of deferred tax assets is to consider only those conditions that are within its control. Accordingly, in evaluating the available objective evidence, the Company did not consider the benefit of any proposed capital financings. The Company concluded based on objective evidence that it could not overcome the presumption that it was more likely than not that it would fully realize the deferred tax assets included in the consolidated financial statements as of December 31, 1996 and 1997. Accordingly, a valuation allowance has been recorded to fully reserve the Company's deferred tax assets at December 31, 1996 and 1997.

9.  Commitments and Contingencies

    Litigation

    The Company and its subsidiaries are from time to time parties to litigation arising in the normal course of their business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries.

    Lease Commitments

    The Company is obligated under noncancelable operating leases for manufacturing, showroom and administrative facilities. Approximate future minimum annual lease payments, exclusive of required payments for increases in real estate taxes and operating costs, as of December 31, 1997 are as follows:


    Year ending December 31:
    -----------------------
    1998............................   $  568
    1999............................      572
    2000............................      505
    2001............................      306
    2002............................      102
                                       ------
                                       $2,053
                                       ======

    Rent expense was $502, $659, and $653 for the years ended December 31, 1995, 1996 and 1997, respectively.

    Consulting and Noncompetition Agreement

    On May 15, 1996, the Company entered into a five-year consulting and noncompetition agreement with a former stockholder. The agreement calls for an annual fee of $75, payable in weekly installments, through May 2001. Charges under the agreement totaled $53 and $75 for the years ended December 31, 1996 and 1997, respectively.

    Employment Agreements

    On May 17, 1996, the Company entered into an employment agreement with its president, which expires on May 15, 2003. The agreement provides for an annual salary of $1,700 for the first contract year, adjusted in the remaining contract years at the discretion of the Company. In addition, the president receives an annual discretionary expense account in the amount of $300. During 1997, the employment agreement was amended to reduce total annual compensation to approximately $1,500. In addition, effective January 1, 1998, the employment agreement was further amended to provide for base salary of $500, a $450 performance based bonus and a $50 business expense allowance.

    In May 1998, the Company also entered into employment agreements with two of its key executives. One agreement provides for annual base compensation of $184 and additional compensation based on achieving certain performance criteria. This agreement is for a three-year term commencing on July 1, 1998. The second agreement is for a five-year term expiring in April 2003 and provides for annual compensation of approximately $168.

    Letters of Credit

    The Company had approximately $2,300 and $1,500 of open letters of credit outstanding as of December 31, 1996 and 1997, respectively.

10.  Profit Sharing Plan

    The Company has a profit sharing plan that provides retirement benefits to substantially all employees. Contributions are discretionary on the part of the Company and are not allowed on the part of employees. There were no contributions for the years ended December 31, 1995, 1996 and 1997.

11. Significant Customers

    In 1995, Charming Shoppes and Lerner accounted for 16.0% and 14.9% of gross sales, respectively. In 1996, Cato Stores, Charming Shoppes and Sears accounted for 10.3%, 15.9% and 11.8% of gross sales, respectively. In 1997, Charming Shoppes and Sears accounted for 13.4% and 12.1% of gross sales, respectively.

12. Related Party Transactions

    On May 17, 1996, the Company converted advances totaling $950 due from its president into a loan. The agreement provided for the loan to be forgiven over a 20-year period in lieu of services provided to the Company by the president. However, on April 17, 1997, the agreement was amended to charge interest on the loan at a rate of prime plus 0.5% (9% at December 31, 1997) and to provide for repayment of the loan in full in January 2000. Prior to the amendment to the loan agreement, the Company recorded compensation expense of $30 and $14 for the years ended December 31, 1996 and 1997, respectively.

    Included in other receivable at December 31, 1997 are advances due from a manufacturing contractor utilized by the Company totaling $364. The advances are due on demand and are non-interest bearing.

    The Company purchases manufacturing-related services from Leo Ashkinadze Cutting ("LAC") and JC Cutting Inc. ("JC Cutting"). An employee of the
Company owns both LAC and JC Cutting. Total fees paid to LAC and JC Cutting for the years ended December 31, 1995, 1996 and 1997 were $498, $180, and $463, respectively.

    The Company paid performance compensation to S.R.P. Sales, Inc. ("S.R.P."). An executive officer of the Company controls S.R.P. Total fees paid to S.R.P. for the years ended December 31, 1995, 1996 and 1997 were $372, $561, and $1,025, respectively.

    The Company purchases transportation-related services from Global Air, Inc., ("Global"). The president of the Company is a principal shareholder of Global. Total fees paid to Global for the years ended December 31, 1996 and 1997 were $39 and $64, respectively. No such fees were paid to Global during the year ended December 31, 1995.

13. Supplemental Disclosures of Cash Flow Information

    Cash paid for interest and income taxes were as follows:

                              For The Years Ended December 31,
                             ---------------------------------
                              1995        1996          1997
                             -------     -------      --------
    Interest..............     $594      $2,436        $3,604
    Income taxes..........      235         560            14
                             ------      ------        ------

    In May 1996, the remaining majority stockholder transferred 595,200 shares of the Company's common stock to three individuals as consideration for services provided to the Company in connection with the $18,000 financing (see Note 1 and 6). Accordingly, the Company recorded the fair value of the 595,200 shares transferred and the services provided ($686) as deferred financing costs and as a credit to additional paid-in capital to reflect the contribution made by the majority stockholder (see Note 7). The Company has reflected this transaction as a noncash financing activity and has excluded these amounts from the consolidated statement of cash flows for the year ended December 31, 1996.

14. Subsequent Events

    Reorganization

    During May 1998, Periscope Sportswear, Inc., a wholly owned subsidiary was incorporated in the State of Delaware. On July 21, 1998, Periscope I merged with Periscope Sportswear, Inc. with the successor company being Periscope Sportswear, Inc. In connection with this reincorporation, the Company effectuated a 124,000-for-1 stock split of its Common Stock. The accompanying consolidated financial statements retroactively reflect the stock split for all periods presented.

    Initial Public Offering

    The Company intends to offer shares of its common stock to the general public in an initial public offering (the "Offering"). At December 31, 1997, deferred offering costs total $10 of costs incurred in connection with the Offering of the Company's common stock. These costs will be charged against additional paid-in capital upon the successful completion of the Offering. If the Offering is unsuccessful, such costs will be charged to expense.

    The Company intends to utilize a portion of the net proceeds of the Offering to repay the $15,000 term note payable and the $3,000 subordinated note payable (see Note 6). If the Offering is successful and such repayment occurs, the Company will expense the remaining deferred financing costs at that date in the consolidated statement of operations.

    Stock Option Plan

    In May 1998, the Company adopted a Stock Option Plan (the "Stock Option Plan"), pursuant to which officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Stock Option Plan expires in May 2008. The number of shares available for grant under the Stock Option Plan is 750,000. The selection of participants, grant of options, determination of price and other conditions relating to the exercise of options is determined by the entire Board of Directors. Incentive stock options granted under the Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of a share of Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date of the grant.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBISDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS


(Dollars in thousands)                                                    December 31,   September 30,
                                                                              1997           1998
                                                                          -------------  -------------
                                                                                          (unaudited)
ASSETS
Current assets:
   Cash                                                                    $    181       $    108
   Cash and cash equivalents - restricted                                       315             33
   Accounts receivable, less allowance for doubtful accounts
    of $50 as of December 31, 1997 and $44 as of September 30, 1998             318            151
   Income tax refund receivable                                                  99              -
   Other receivable                                                             364          1,088
   Inventories                                                               10,996         10,478
   Advances to officer                                                          584          2,167
   Prepaid expenses and other current assets                                    288            237
   Deferred financing costs, less accumulated amortization
    of $611 as of September 30, 1998                                              -            675
                                                                           --------       --------
          Total current assets                                               13,145         14,937
Property and equipment, at cost, less accumulated
   depreciation and amortization                                                382            724
Loan receivable - officer, less current portion                                 906            906
Deferred financing costs, less accumulated amortization
   of $418 as of December 31, 1997                                              868              -
Deferred income taxes                                                             -          2,367
Security deposits                                                                82             72
                                                                           --------       --------
          Total assets                                                     $ 15,383       $ 19,006
                                                                           ========       ========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
   Current maturities of long-term debt                                    $  1,200       $ 16,750
   Current maturities of capital lease obligation                                 -             48
   Due to factor                                                              5,139          8,525
   Accounts payable                                                           5,797          6,844
   Accrued expenses and other current liabilities                               565          2,934
                                                                           --------       --------
          Total current liabilities                                          12,701         35,101

Long-term debt                                                               18,500          2,000
Capital lease obligation                                                          -            220
                                                                           --------       --------
          Total liabilities                                                  31,201         37,321
                                                                           --------       --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
   Common stock, no par value; 30,000,000 shares authorized
     10,019,200 shares issued and 5,059,200 shares outstanding
     as of December 31, 1997 and September 30, 1998                              40             40
   Additional paid-in capital                                                (3,312)        (3,312)
   Accumulated deficit                                                       (1,166)        (3,663)
   Treasury stock (4,960,000 shares), at cost as of
    December 31, 1997 and September 30, 1998                                (11,380)       (11,380)
                                                                           --------       --------
          Total stockholders' deficiency                                    (15,818)       (18,315)
                                                                           --------       --------
          Total liabilities and stockholders' deficiency                   $ 15,383       $ 19,006
                                                                           ========       ========

The accompanying notes are an integral part of these condensed financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBISDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                  (Unaudited)

(Dollars in thousands, except per share amounts)

                                                               1997          1998
                                                           -----------    -----------
NET SALES                                                   $   61,807     $   66,386

COST OF SALES                                                   49,631         54,038
                                                            ----------     ----------
  Gross profit                                                  12,176         12,348
                                                            ----------     ----------

OPERATING EXPENSES:
  Selling and shipping                                           6,026          7,505
  General and administrative                                     3,706          3,189
  Abandoned initial public offering transaction costs                -          2,415
                                                            ----------     ----------
                                                                 9,732         13,109
                                                            ----------     ----------

  Income (loss) from operations                                  2,444           (761)

FACTORING AND FINANCING COSTS                                    3,388          4,103
                                                            ----------     ----------
  Loss before income tax benefit                                  (944)        (4,864)

INCOME TAX BENEFIT                                                   -         (2,367)
                                                            ----------     ----------
  Net loss                                                  $     (944)    $   (2,497)
                                                            ==========     ==========


BASIC AND DILUTED LOSS PER COMMON SHARE                     $    (0.19)    $    (0.49)
                                                            ==========     ==========

WEIGHTED AVERAGE SHARES FOR BASIC AND DILUTED
    LOSS PER COMMON SHARE                                    5,059,200      5,059,200
                                                            ==========     ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                 PERISCOPE I SPORTSWEAR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                                  (Unaudited)

(Dollars in thousands)
                                                              1997               1998
                                                           ----------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $   (944)           $(2,497)
  Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities-
      Depreciation and amortization                              288                316
      Provision for doubtful accounts                            209                108
      Deferred income tax benefit                                  -             (2,367)
  Changes in assets and liabilities-
     Accounts receivable                                        (239)                59
     Other receivable                                                              (724)
     Inventories                                              (6,865)               519
     Prepaid expenses and other current assets                   278                150
     Security deposits                                             9                 10
     Accounts payable                                          3,518              1,047
     Accrued expenses and other current liabilities              500              2,369
                                                            --------            -------
              Net cash used in operating activities           (3,246)            (1,010)
                                                            --------            -------

CASH FLOWS USED IN INVESTING ACTIVITIES:
     Additions to property and equipment                        (127)              (182)
                                                            --------            -------
             Net cash used in investing activities              (127)              (182)
                                                            --------            -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds under factoring agreement, net                   1,460              2,637
     Proceeds from long-term debt                              2,000                  -
     Principal payments on long-term debt                       (200)              (200)
     Principal payments on capital lease obligation                -                (16)
     (Advances to) repayment from officer, net                   503             (1,584)
                                                            --------            -------
             Net cash provided by financing activities         3,763                837
                                                            --------            -------
(INCREASE) DECREASE IN RESTRICTED CASH
     AND CASH EQUIVALENTS                                       (284)               282
                                                            --------            -------
                     Net increase (decrease) in cash             106                (73)

CASH, beginning of period                                        103                181
                                                            --------            -------
CASH, end of period                                         $    209            $   108
                                                            ========            =======

The accompanying notes are an integral part of these condensed consolidated financial statements.

                           PERISCOPE SPORTSWEAR, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                                  (Unaudited)


(Dollars in thousands)

(1)  NATURE OF OPERATIONS

      Periscope Sportswear, Inc. (the "Company" or "Periscope") designs and manufactures apparel through contractors. The Company provides an extensive line of high quality women's and children's clothing, in the moderate price category to major retailers, primarily for sale under private labels. The Company operates in a highly competitive industry that is subject to changing consumer demands and customer preferences.

(2)  BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles of interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In addition, cost of sales included in the accompanying consolidated statements of operations was computed using the gross profit method. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the Company's consolidated financial statements and notes thereto as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Form 8-K/A filing.

(3)  SUBSEQUENT EVENTS

      On December 4, 1998, the Company entered into a merger agreement (the "Merger Agreement") with GIANT GROUP, LTD. ("GIANT"). Under the terms of the Merger Agreement, GIANT will issue 953,093 shares of its common stock in exchange for 100% of the outstanding common stock of the Company. In addition, the stockholders of the Company may receive up to an aggregate of 225,000 additional shares of GIANT common stock if certain operating results, as defined in the Merger Agreement, are achieved by the Company during 1999.

      The Merger Agreement also provides that GIANT will advance funds interest free to Periscope in order for the Company to repay the Company's $13.5 million term note payable plus accrued interest due to BankBoston, N.A. and the Company's $3 million subordinated note payable plus accrued interest due to BancBoston Ventures.

      At September 30, 1998, the Company was not in compliance with certain financial ratio covenants under the term and subordinated notes payable. As a result, these notes payable are reflected as currently due in the accompanying balance sheet. At the date the loans are satisfied, the related deferred financing costs, which totaled $675 at September 30, 1998, will be expensed in the Company's financial statements.

      The Merger Agreement also requires GIANT to advance funds interest free to Periscope, to enable the Company to repay $9 million of the then outstanding amounts due under the Company's accounts receivable factoring line with The CIT Group. GIANT is also required under the terms of the Merger Agreement, to provide the Company with an interest free cash advance in the amount of $3 million for working capital purposes.

      The Merger Agreement further provides that as a condition precedent to closing, BancBoston Ventures, Inc. will contribute 1,586,000 shares of the Company's common stock to the capital of Periscope.

      As a result of the merger with GIANT, the Company has abandoned its plans to complete an initial public offering of its common stock. Accordingly, for the nine months ended September 30, 1998, the Company has expensed transaction costs related to the abandoned initial public offering totaling $2,415.

                               GIANT GROUP, LTD.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                                  (Unaudited)


  The following unaudited historical and pro forma condensed consolidated balance sheet as of September 30, 1998 and the unaudited historical and pro forma condensed consolidated statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 include the following companies: GIANT GROUP, LTD. and Periscope Sportswear, Inc. The pro forma condensed consolidated statements are presented under the purchase method of accounting for business combinations. The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair value as of the date of acquisition. The Company has not identified any material intangible assets related to this transaction. Accordingly, the excess of purchase price over net assets acquired has been reflected as goodwill in the accompanying pro forma condensed consolidated balance sheet.

  The pro forma statements are provided for informational purposes only. The pro forma condensed consolidated statements of operations are not necessarily indicative of actual results that would have been achieved had the acquisition been consummated at the beginning of the periods presented, and is not indicative of future results. The pro forma financial statements should be read in conjunction with the audited financial statements and the notes thereto of GIANT GROUP, LTD. and Periscope Sportswear, Inc.

                               GIANT GROUP, LTD.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998
                                  (Unaudited)

(Dollars in thousands)
                                                                                                  Pro forma         Pro forma
                                                                       GIANT      Periscope      Adjustments       Consolidated
                                                                     --------    -----------    -------------     --------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $ 1,689      $    141       $  3,225  (1)        $ 5,055
   Marketable securities                                              30,961             -        (28,500) (1)          2,461
   Inventories                                                             -        10,478            635  (4)         11,113
   Advances to officer                                                     -         2,167              -               2,167
   Accounts receivable and other receivables                           4,175         1,239              -               5,414
   Assets held-for-sale                                               10,335             -              -              10,335
   Prepaid expenses and other assets                                     463           912           (675) (7)            700
                                                                     -------      --------       --------             -------
        Total current assets                                          47,623        14,937        (25,315)             37,245
Property and equipment, net                                            1,264           724              -               1,988
Loan receivable-officer                                                    -           906           (105) (5)            801
Deferred income taxes                                                      -         2,367           (544) (7)          1,569
                                                                                                     (254) (8)
Receivable and other assets                                            1,194            72                              1,266
Goodwill                                                                   -             -          6,493  (2)         25,843
                                                                                                   18,315  (3)
                                                                                                     (635) (4)
                                                                                                       (9) (5)
                                                                                                      206  (6)
                                                                                                    1,219  (7)
                                                                                                      254  (8)
                                                                     -------      --------       --------             -------
       Total assets                                                  $50,081      $ 19,006       $   (375)            $68,712
                                                                     =======      ========       ========             =======
LIABILITIES
Current liabilities:
   Current maturities of long-term debt                              $     -      $ 16,750       $(16,750) (1)        $     -
   Current maturities of capital lease obligation                          -            48              -                  48
   Due to factor                                                           -         8,525         (8,525) (1)              -
   Accounts payable, accrued expenses and other current liabilities    1,052         9,778            259  (5)         11,089
   Income taxes payable                                                1,193             -              -               1,193
   Deferred income taxes                                                 317             -              -                 317
                                                                     -------      --------       --------             -------
       Total current liabilities                                       2,562        35,101        (25,016)             12,647
Long -term debt                                                            -         2,000           (373) (5)          1,627
Capital lease obligation                                                   -           220              -                 220
Deferred income taxes                                                    973             -              -                 973
                                                                     -------      --------       --------             -------
       Total liabilities                                               3,535        37,321        (25,389)             15,467
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; authorized 2,000,000 shares,
 none issued                                                               -             -              -                   -
Class A common stock, $.01 par value; authorized
  5,000,000 shares, none issued                                            -             -              -                   -
Common stock, $.01 par value; authorized 12,500,000 shares,
   7,266,000 issued                                                       73            40            (40) (3)             73
Capital in excess of par value                                        36,767        (3,312)        (1,757) (2)         35,216
                                                                                                    3,312  (3)
                                                                                                      206  (6)
Accumulated other comprehensive income - unrealized
  gains on marketable securities, net                                    475             -              -                 475
Retained earnings (deficit)                                           44,848        (3,663)         3,663  (3)         44,848
                                                                     -------      --------       --------             -------
                                                                      82,163        (6,935)         5,384              80,612
Less common stock in treasury; 3,132,000 shares, at cost              35,617        11,380         (8,250) (2)         27,367
                                                                                                  (11,380) (3)
                                                                     -------      --------       --------             -------
       Total stockholders' equity                                     46,546       (18,315)        25,014              53,245
                                                                     -------      --------       --------             -------
       Total liabilities and stockholders' equity                    $50,081      $ 19,006       $   (375)            $68,712
                                                                     =======      ========       ========             =======

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               GIANT GROUP, LTD.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

 (Dollars in thousands, except per share amounts)
                                                                                          Pro forma      Pro forma
                                                               GIANT      Periscope      Adjustments    Consolidated
                                                             ---------    ---------      -----------    ------------
                                                                                         (Unaudited)     (Unaudited)
Net sales                                                    $       -     $87,957        $     -        $   87,957

Cost of sales                                                        -      70,610            635 (9)        71,245
                                                            ----------     -------        -------        ----------
  Gross profit                                                       -      17,347           (635)           16,712
                                                            ----------     -------        -------        ----------
Operating expenses:
  Selling and shipping                                               -       8,546              -             8,546
  General and administrative                                     4,981       3,973              -             8,954
  Co-ownership and charter                                       5,615           -              -             5,615
  Amortization of goodwill                                           -           -            646 (10)          646
                                                            ----------     -------        -------        ----------
                                                                10,596      12,519            646            23,761
                                                            ----------     -------        -------        ----------
  Income (loss) from operations                                (10,596)      4,828         (1,281)           (7,049)

Other income (expense):
  Investment income                                              2,006           -              -             2,006
  Gain on the sale of marketable securities                        (84)          -              -               (84)
  Charter and other income                                         662           -              -               662
  Equity in loss of affiliate                                     (623)          -              -              (623)
  Factoring and financing costs                                   (153)     (4,743)           (69)(11)       (4,965)
                                                            ----------     -------        -------        ----------
                                                                 1,808      (4,743)           (69)           (3,004)
                                                            ----------     -------        -------        ----------
Income (loss) before benefit for income taxes                   (8,788)         85         (1,350)          (10,053)

Benefit for income taxes                                        (4,170)         60            (28)(12)       (4,138)
                                                            ----------     -------        -------        ----------
Net income (loss)                                           $   (4,618)    $    25        $(1,322)       $   (5,915)
                                                            ==========     =======        =======        ==========
Basic and diluted loss per common share                     $    (1.42)                                  $    (1.40)
                                                            ==========                                   ==========
Weighted average shares for basic and diluted
  loss per common share                                      3,260,000                                    4,213,000
                                                            ==========                                   ==========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               GIANT GROUP, LTD.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (Unaudited)

 (Dollars in thousands, except per share amounts)
                                                                                          Pro forma      Pro forma
                                                               GIANT      Periscope      Adjustments    Consolidated
                                                            ----------    ---------      -----------    ------------
Net sales                                                   $        -     $66,386        $   -          $   66,386

Cost of sales                                                        -      54,038            -              54,038
                                                            ----------     -------        -----          ----------
  Gross profit                                                       -      12,348            -              12,348
                                                            ----------     -------        -----          ----------
Operating expenses:
  Selling and shipping                                               -       7,505            -               7,505
  General and administrative                                     2,837       3,189            -               6,026
  Co-ownership and charter                                       1,448           -            -               1,448
  Merger agreement and related legal                               325           -            -                 325
  Amortization of goodwill                                           -           -          485 (10)            485
  Abandoned initial public offering transaction costs                -       2,415            -               2,415
                                                            ----------     -------        -----          ----------
                                                                 4,610      13,109          485              18,204
                                                            ----------     -------        -----          ----------
  Loss from operations                                          (4,610)       (761)        (485)             (5,856)

Other income (expense):
  Investment income                                              1,718           -            -               1,718
  Gain on the sale of marketable securities                        128           -            -                 128
  Gain on the sale of property and equipment                     2,855           -            -               2,855
  Charter and other income                                       1,319           -            -               1,319
  Factoring and financing costs                                     (2)     (4,103)         (49)(11)         (4,154)
                                                            ----------     -------        -----          ----------
                                                                 6,018      (4,103)         (49)              1,866
                                                            ----------     -------        -----          ----------
Income (loss) before benefit for income taxes                    1,408      (4,864)        (534)             (3,990)
Benefit for income taxes                                          (350)     (2,367)         (20)(12)         (2,737)
                                                            ----------     -------        -----          ----------
Net income (loss)                                           $    1,758     $(2,497)       $(514)         $   (1,253)
                                                            ==========     =======        =====          ==========
Basic and diluted earnings (loss) per common share          $     0.55                                   $    (0.30)
                                                            ==========                                   ==========

Weighted average shares for basic and diluted
  earnings (loss) per common share                           3,181,000                                    4,134,000
                                                            ==========                                   ==========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                               GIANT GROUP, LTD.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998
                                  (unaudited)


1. To reflect the cash advance from the Company to Periscope and the subsequent payment of certain debt by Periscope.

2. Issuance of treasury stock to acquire Periscope. The difference between fair market value of the stock and the cost of the stock has been reflected as a charge to capital in excess of par value.

3. To eliminate Periscope's stockholders' equity and to reflect the purchase of 100% of the outstanding common stock of Periscope. The recording of goodwill is preliminary and will be finalized upon the completion of the opening balance sheet of Periscope as of the date of the acquisition.

4.   To record inventory at fair market value.

5. To record the expenses of the acquisition and reflect receivables and long-term debt at fair market value.

6. To record the fair market value of the 75,000 warrants issued in connection with the acquisition. The warrants are exercisable over a 5 year period at $7.25 per common share.

7. To write-off the unamortized deferred financing costs and to record the effect on the deferred tax asset related to certain debt being retired. The transaction has been excluded from the results of operations for the year ended December 31, 1997 because it is a one-time, non-recurring item.

8.   To record the tax effect of the pro forma adjustments.

9.   To increase cost of sales for Periscope inventory turnover.

10. To reflect the amortization of goodwill resulting from the acquisition for the nine months ended September 30, 1998 and the twelve months ended December 31, 1997. Amortization is over a period of 40 years.

11. To reflect the imputed interest income and expense related to the discounting of the loan receivable-officer and long-term debt to present value.

12.  To record the tax effect of the pro forma adjustments.

                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GIANT GROUP, LTD.



                                   By:     /s/William H. Pennington
                                           ------------------------------
                                            Name:  William H. Pennington
                                                   Title:  Vice President


Dated:  February 22, 1999